EXHIBIT 99(a)

EARNINGS RELEASE

July 24, 2023

Contact:	Lance A. Sellers

President and Chief Executive Officer Jeffrey N. Hooper Executive Vice President and Chief Financial Officer 828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES SECOND QUARTER 2023 RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK) (the “Company”), the parent company of Peoples Bank (the “Bank”), reported second quarter 2023 results with highlights as follows:

Second quarter 2023 highlights:

•	Net earnings were $4.8 million or $0.88 per share and $0.85 per diluted share for the three months ended June 30, 2023, as compared to $3.2 million or $0.59 per share and $0.57 per diluted share for the same period one year ago.
•	Net interest margin was 3.56% for the three months ended June 30, 2023, compared to 2.87% for the three months ended June 30, 2022.

Year to date highlights:

•	Net earnings were $8.0 million or $1.46 per share and $1.41 per diluted share for the six months ended June 30, 2023, as compared to $6.7 million or $1.21 per share and $1.18 per diluted share for the same period one year ago.
•	Cash dividends were $0.53 per share during the six months ended June 30, 2023, as compared to $0.51 per share for the prior year period.
•	Total loans were $1.1 billion at June 30, 2023, as compared to $1.0 billion at December 31, 2022.
•	Non-performing assets were $3.6 million or 0.22% of total assets at June 30, 2023, compared to $3.7 million or 0.23% of total assets at December 31, 2022.
•	Total deposits were $1.4 billion at June 30, 2023 and December 31, 2022.
•	Core deposits, a non-GAAP measure, were $1.3 billion or 92.26% of total deposits at June 30, 2023, compared to $1.4 billion or 98.14% of total deposits at December 31, 2022.
•	Net interest margin was 3.67% for the six months ended June 30, 2023, compared to 2.83% for the six months ended June 30, 2022.

Net earnings were $4.8 million or $0.88 per share and $0.85 per diluted share for the three months ended June 30, 2023, as compared to $3.2 million or $0.59 per share and $0.57 per diluted share for the prior year period. Lance A. Sellers, President and Chief Executive Officer, attributed the increase in second quarter net earnings toan increase in net interest income, a decrease in non-interest expense and a decrease in the provision for credit losses, which were partially offset by a decrease in non-interest income, compared to the prior year period, as discussed below.

Net interest income was $13.8 million for the three months ended June 30, 2023, compared to $11.3 million for the three months ended June 30, 2022. The increase in net interest income is due to a $5.6 million increase in interest income, partially offset by a $3.2 million increase in interest expense. The increase in interest income is due to a $3.7 million increase in interest income and fees on loans,a $75,000 increase in interest income on balances due from banks and a $1.8 million increase in interest income on investment securities. The increase in interest income and fees on loans is primarily due to an increase in total loans and rate increases by the Federal Reserve, partially offset by a $293,000 decrease in fee income on SBA PPP loans. The increase in interest income on balances due from banks is primarily due to rate increases by the Federal Reserve. The increase in interest income on investment securities is primarily due to higher yields on securities purchased after June 30, 2022. The increase in interest expense is primarily due to an increase in time deposits and an increase in rates paid on interest-bearing liabilities. Net interest income after the provision for loan losses was $13.4 million for the three months ended June 30, 2023, compared to $10.9 million for the three months ended June 30, 2022. The provision for credit losses for the three months ended June 30, 2023 was $375,000, compared to $410,000 for the three months ended June 30, 2022.The decrease in the provision for credit losses is primarily attributable to lower loan growth in the second quarter of 2023 compared to the second quarter of 2022, which was partially offset by an increase in qualitative adjustments for economic conditions and other factors. Total loans outstanding increased $6.9 million in the second quarter of 2023, compared to a $69.7 million increase in the second quarter of 2022.

Non-interest income was $6.4 million for the three months ended June 30, 2023, compared to $7.3 million for the three months ended June 30, 2022. The decrease in non-interest income is primarily attributable a $849,000 decrease in appraisal management fee income due to a decrease in appraisal volume.

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Non-interest expense was $13.6 million for the three months ended June 30, 2023, compared to $14.2 million for the three months ended June 30, 2022. The decrease in non-interest expense is primarily attributable to a $708,000 decrease in appraisal management fee expense due to a decrease in appraisal volume.

Net earnings were $8.0 million or $1.46 per share and $1.41 per diluted share for the six months ended June 30, 2023, as compared to $6.7 million or $1.21 per share and $1.18 per diluted share for the prior year period. The increase in year-to-date net earnings is primarily attributable to an increase in net interest income and a decrease in non-interest expense, which were partially offset by a decrease in non-interest income and an increase in the provision for credit losses, compared to the prior year period, as discussed below.

Net interest income was $28.1 million for the six months ended June 30, 2023, compared to $22.0 million for the six months ended June 30, 2022. The increase in net interest income is due to a $11.1 million increase in interest income, partially offset by a $5.0 million increase in interest expense. The increase in interest income is due to a $6.9 million increase in interest income and fees on loans, a $347,000 increase in interest income on balances due from banks and a $3.9 million increase in interest income on investment securities. The increase in interest income and fees on loans is primarily due to an increase in total loans and rate increases by the Federal Reserve, partially offset by a $893,000 decrease in fee income on SBA PPP loans. The increase in interest income on balances due from banks is primarily due to rate increases by the Federal Reserve. The increase in interest income on investment securities is primarily due to higher yields on securities purchased after June 30, 2022. The increase in interest expense is primarily due to an increase in time deposits and an increase in rates paid on interest-bearing liabilities. Net interest income after the provision for loan losses was $27.5 million for the six months ended June 30, 2023, compared to $21.5 million for the six months ended June 30, 2022. The provision for credit losses for the six months ended June 30, 2023 was $599,000, compared to $481,000 for the six months ended June 30, 2022. The increase in the provision for credit losses is primarily attributable to an increase in qualitative adjustments for economic conditions and other factors.

Non-interest income was $10.0 million for the six months ended June 30, 2023, compared to $14.4 million for the six months ended June 30, 2022. The decrease in non-interest income is primarily attributable to a $2.5 million net loss on the sale of securities and a $2.3 million decrease in appraisal management fee income due to a decrease in appraisal volume related to national trends in real estate purchases, which were partially offset by a $517,000 increase in miscellaneous non-interest income primarily due to an increase in deferred compensation income due to an increase in valuations for the assets in the deferred compensation plan. The securities sale transaction was executed in January and February 2023 to reduce risk in the investment portfolio, at a time when favorable sale conditions had developed for municipal securities. The sale also provides the Bank with more flexibility to support loan growth and reduce the need for other borrowings.

Non-interest expense was $27.3 million for the six months ended June 30, 2023, compared to $27.6 million for the six months ended June 30, 2022. The decrease in non-interest expense is primarily attributable to a $1.8 million decrease in appraisal management fee expense due to a decrease in appraisal volume related to national trends in real estate purchases, which was partially offset by a $494,000 increase in salaries and employee benefits expense primarily due to a reduction in loan origination costs due to lower loan demand and a $926,000 increase in other non-interest expenses primarily due to an increase in deferred compensation expense due to an increase in valuations for the assets in the deferred compensation plan.

Income tax expense was $1.4 million for the three months ended June 30, 2023, compared to $806,000 for the three months ended June 30, 2022. The effective tax rate was 22.20% for the three months ended June 30, 2023, compared to 20.03% for the three months ended June 30, 2022. Income tax expense was $2.2 million for the six months ended June 30, 2023, compared to $1.7 million for the six months ended June 30, 2022. The effective tax rate was 21.79% for the six months ended June 30, 2023, compared to 19.87% for the six months ended June 30, 2022. The increase in the effective tax rate is primarily due to a reduction in non-taxable investments.

Total assets were $1.6 billion as of June 30, 2023 and December 31, 2022. Available for sale securities were $394.1 million as of June 30, 2023, compared to $445.4 million as of December 31, 2022. Total loans were $1.1 billion as of June 30, 2023, compared to $1.0 billion as of December 31, 2022.

Non-performing assets were $3.6 million or 0.22% of total assets at June 30, 2023, compared to $3.7 million or 0.23% of total assets at December 31, 2022. Non-performing assets include $3.5 million in commercial and residential mortgage loans and $58,000 in other loansat June 30, 2023, compared to $3.7 million in commercial and residential mortgage loans and $8,000 in other loans at December 31, 2022.

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On January 1, 2023, the Company adopted Accounting Standards Codification (“ASC”) 326 (“CECL”), which replaced incurred loss methodology with current expected loss methodology. This new guidance resulted in an initial reduction to retained earnings of $838,000, net of tax, due to a $1.1 million increase in the allowance for credit losses, comprised of a $2.3 million increase in the allowance for credit losses on unfunded commitments and a $1.2 million decrease in the allowance for credit losses on loans. The allowance for credit losses on loans was $9.8 million or 0.93% of total loans at June 30, 2023, compared to $10.5 million or 1.02% at December 31, 2022. The allowance for credit losses on unfunded commitments was $2.3 million at June 30, 2023 in the Company’s CECL calculation, compared to zero at December 31, 2022 in the Company’s incurred loss calculation. Management believes the current level of the allowance for credit losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $1.4 billion at June 30, 2023 and December 31, 2022. Core deposits, a non-GAAP measure, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations of $250,000 or less, were $1.3 billion at June 30, 2023, compared to $1.4 billion at and December 31, 2022. Management believes it is useful to calculate and present core deposits because of the positive impact this low cost funding source provides to the Bank’s overall cost of funds and profitability. Certificates of deposit in amounts of more than $250,000 totaled $105.3 million at June 30, 2023, compared to $31.0 million at December 31, 2022. Other time deposits totaled $129.7 million at June 30, 2023, compared to $67.0 million at December 31, 2022. The increases in certificates of deposit in amounts of more than $250,000 and other time deposits are primarily due to promotional rates offered on select certificate of deposit products during the six months ended June 30, 2023.

Securities sold under agreements to repurchase were $93.2 million at June 30, 2023, compared to $47.7 million at December 31, 2022. The increase in securities sold under agreements to repurchase is primarily due to customers that transferred funds from deposits to securities sold under agreements to repurchase during the three months ended June 30, 2023. Junior subordinated debentures were $15.5 million at June 30, 2023 and December 31, 2022. Shareholders’ equity was $112.4 million, or 6.97% of total assets, at June 30, 2023, compared to $105.2 million, or 6.49% of total assets, at December 31, 2022.

Peoples Bank operates 17 banking offices in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties. The Bank also operates loan production offices in Lincoln, Mecklenburg, Rowan and Forsyth Counties. The Company’s common stock is publicly traded and is listed on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this earnings release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by the Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

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CONSOLIDATED BALANCE SHEETS

June 30, 2023, December 31, 2022 and June 30, 2022

(Dollars in thousands)

	June 30, 2023	December 31, 2022	June 30, 2022
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$41,219	$50,061	$47,953
Interest-bearing deposits	47,822	21,535	175,754
Cash and cash equivalents	89,041	71,596	223,707

Investment securities available for sale	394,084	445,394	426,804
Other investments	2,602	2,656	2,791
Total securities	396,686	448,050	429,595

Mortgage loans held for sale	1,560	211	1,288

Loans	1,057,724	1,032,608	959,473
Less: Allowance for credit losses on loans	(9,789)	(10,494)	(9,789)
Net loans	1,047,935	1,022,114	949,684

Premises and equipment, net	16,734	18,205	16,001
Cash surrender value of life insurance	17,912	17,703	17,500
Accrued interest receivable and other assets	41,706	43,048	39,120
Total assets	$1,611,574	$1,620,927	$1,676,895

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits:
Noninterest-bearing demand	$454,702	$523,088	$559,163
Interest-bearing demand, MMDA & savings	679,823	814,128	833,094
Time, over $250,000	105,284	31,001	30,856
Other time	129,715	66,998	70,857
Total deposits	1,369,524	1,435,215	1,493,970

Securities sold under agreements to repurchase	93,172	47,688	37,146
Junior subordinated debentures	15,464	15,464	15,464
Accrued interest payable and other liabilities	21,044	17,365	17,909
Total liabilities	1,499,204	1,515,732	1,564,489

Shareholders’ equity:

Preferred stock, no par value; authorized 5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized 20,000,000 shares; issued and outstanding 5,590,799 at 6/30/23, 5,636,830 shares at 12/31/22, 5,641,030 shares at 6/30/22	51,809	52,636	52,752
Common stock held by deferred compensation trust, at cost; 165,142 shares at 6/30/23, 169,094 shares at 12/31/22, 165,984 shares at 6/30/22	(1,967)	(2,181)	(2,099)
Deferred compensation	1,967	2,181	2,099
Retained earnings	104,304	100,156	92,741
Accumulated other comprehensive loss	(43,743)	(47,597)	(33,087)
Total shareholders’ equity	112,370	105,195	112,406

Total liabilities and shareholders’ equity	$1,611,574	$1,620,927	$1,676,895

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CONSOLIDATED STATEMENTS OF INCOME

For the three and six months ended June 30, 2023 and 2022

(Dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$13,667	$9,934	$26,550	$19,676
Interest on due from banks	517	442	900	553
Interest on investment securities:
U.S. Government sponsored enterprises	2,280	585	4,510	1,096
State and political subdivisions	696	1,010	1,558	1,953
Other	439	21	882	43
Total interest income	17,599	11,992	34,400	23,321

INTEREST EXPENSE:
Interest-bearing demand, MMDA & savings deposits	1,648	366	3,136	769
Time deposits	1,638	141	2,154	287
Junior subordinated debentures	259	103	507	178
Other	283	34	494	73
Total interest expense	3,828	644	6,291	1,307

NET INTEREST INCOME	13,771	11,348	28,109	22,014
PROVISION FOR CREDIT LOSSES	375	410	599	481
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	13,396	10,938	27,510	21,533

NON-INTEREST INCOME:
Service charges	1,328	1,374	2,669	2,542
Other service charges and fees	163	178	345	371
Loss on sale of securities	-	-	(2,488)	-
Mortgage banking income	39	99	132	299
Insurance and brokerage commissions	206	256	434	496
Appraisal management fee income	2,590	3,439	4,684	6,945
Miscellaneous	2,077	1,982	4,238	3,721
Total non-interest income	6,403	7,328	10,014	14,374

NON-INTEREST EXPENSES:
Salaries and employee benefits	6,286	6,443	12,786	12,292
Occupancy	1,981	1,932	3,995	3,848
Appraisal management fee expense	2,049	2,757	3,699	5,529
Other	3,303	3,111	6,841	5,915
Total non-interest expense	13,619	14,243	27,321	27,584

EARNINGS BEFORE INCOME TAXES	6,180	4,023	10,203	8,323
INCOME TAXES	1,372	806	2,223	1,654

NET EARNINGS	$4,808	$3,217	$7,980	$6,669

PER SHARE AMOUNTS
Basic net earnings	$0.88	$0.59	$1.46	$1.21
Diluted net earnings	$0.85	$0.57	$1.41	$1.18
Cash dividends	$0.19	$0.18	$0.53	$0.51
Book value	$20.71	$20.53	$20.71	$20.53

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FINANCIAL HIGHLIGHTS

For the three and six months ended June 30, 2023 and 2022, and the year ended December 31, 2022

(Dollars in thousands)

	Three months ended		Six months ended		Year ended
	June 30,		June 30,		December 31,
	2023	2022	2023	2022	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$450,666	$455,331	$463,387	$434,439	$467,484
Loans	1,056,062	917,833	1,046,646	901,586	949,175
Earning assets	1,550,703	1,599,469	1,549,822	1,580,926	1,601,168
Assets	1,603,916	1,668,029	1,600,262	1,655,156	1,663,665
Deposits	1,403,751	1,485,729	1,410,542	1,462,320	1,480,113
Shareholders’ equity	114,090	117,141	113,965	129,413	123,886

SELECTED KEY DATA:
Net interest margin (tax equivalent) (1)	3.56%	2.87%	3.67%	2.83%	3.22%
Return on average assets	1.20%	0.77%	1.01%	0.81%	0.97%
Return on average shareholders’ equity	16.90%	11.02%	14.12%	10.39%	13.01%
Average shareholders’ equity to total average assets	7.11%	7.02%	7.12%	7.82%	7.45%

	June 30, 2023	June 30, 2022	December 31, 2022
	(Unaudited)	(Unaudited)	(Audited)

ALLOWANCE FOR CREDIT LOSSES:
Allowance for credit losses on loans	$9,789	$9,789	$10,494
Allowance for credit losses on unfunded commitments	2,259	-	-
Provision for credit losses (2)	599	481	1,472
Charge-offs (2)	(343)	(284)	(752)
Recoveries (2)	240	237	419

ASSET QUALITY:
Non-accrual loans	$3,561	$3,586	$3,728
90 days past due and still accruing	-	-	-
Other real estate owned	-	-	-
Total non-performing assets	$3,561	$3,586	$3,728
Non-performing assets to total assets	0.22%	0.21%	0.23%
Allowance for credit losses on loans to non-performing assets	274.89%	272.98%	281.49%
Allowance for credit losses on loans to total loans	0.93%	1.02%	1.02%

LOAN RISK GRADE ANALYSIS:
Percentage of loans by risk grade

Risk Grade 1 (excellent quality)	0.27%	0.57%	0.45%
Risk Grade 2 (high quality)	19.90%	19.38%	19.70%
Risk Grade 3 (good quality)	73.82%	72.85%	73.03%
Risk Grade 4 (management attention)	4.97%	5.79%	5.49%
Risk Grade 5 (watch)	0.49%	0.71%	0.68%
Risk Grade 6 (substandard)	0.55%	0.70%	0.65%
Risk Grade 7 (doubtful)	0.00%	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%	0.00%

At June 30, 2023, including non-accrual loans, there was one relationship exceeding $1.0 million in the Watch risk grade ($1.6 million). There were no relationships exceeding $1.0 million in the Substandard risk grade.

(1) This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status. This amount has been computed using an effective tax rate of 22.98% and is reduced by the related nondeductible portion of interest expense.

(2) For the six months ended June 30, 2023 and 2022 and the year ended December 31, 2022.

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